UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 8, 2013

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 12, 2013, Fabrinet (the “Company”) issued a press release regarding its financial results for the fiscal quarter and year ended June 28, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal 2014 Executive Incentive Plan

On August 8, 2013, the Compensation Committee (the “Committee”) of the Company’s board of directors adopted an executive incentive plan (the “Bonus Plan”) for the Company’s fiscal year ending June 27, 2014 (“fiscal 2014”). The Bonus Plan is an incentive program designed to motivate participants to achieve the Company’s financial and other performance objectives, and to reward them for their achievements when those objectives are met. All of the Company’s executive officers pursuant to Section 16 of the Securities Exchange Act of 1934 are eligible to participate in the Bonus Plan (individually, a “Participant,” and collectively, the “Participants”). The Bonus Plan provides for a target bonus amount expressed as a percentage of a Participant’s base salary. David T. Mitchell, the Company’s Chief Executive Officer, has a target bonus of 100% of base salary, and all other Participants have a target bonus of between 65% and 80% of base salary. The maximum bonus that a Participant may receive under the Bonus Plan ranges from 130% to 200% of base salary.

The amount of bonus actually paid to a Participant will be based 20% on achievement of individual performance objectives, 40% on achievement of a fiscal 2014 revenue target and 40% on achievement of a fiscal 2014 gross margin percentage target. As achievement of each financial target is considered independently from the other, the Company must meet a threshold for each factor in order for a Participant to receive any credit for that factor. If the Company achieves 100% of a target financial metric, bonuses would be paid out at 100% with respect to that financial metrics component. If the Company achieves 90% of a target financial metric, threshold bonuses would be paid out at 50% with respect to that financial metrics component. If the Company achieves 110% of a target financial metric, maximum bonuses would be paid out at 200% with respect to that financial metrics component. Achievement of the financial targets at levels between 90% and 100% and between 100% and 110% will result in a bonus amount that is scaled in a linear fashion.

Discretionary Bonuses

On August 8, 2013, the Committee approved discretionary cash bonuses to the following named executive officers, in recognition of performance for the fiscal year ended June 28, 2013:

Name	Title	Cash Bonus Awarded
David T. Mitchell	Chief Executive Officer and Chairman of the Board of Directors	$450,000
Dr. Harpal Gill	President and Chief Operating Officer of Fabrinet USA, Inc.; Executive Vice President, Operations of Fabrinet Co., Ltd.	$431,250
John Marchetti	Executive Vice President, Chief Strategy Officer of Fabrinet USA, Inc.	$225,000
Toh-Seng Ng	Executive Vice President, Chief Financial Officer of Fabrinet USA, Inc.	$187,500

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Paul Kalivas
Paul Kalivas Chief Administrative Officer, General Counsel and Secretary

Date: August 12, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 12, 2013